Exhibit 99.1

Carbonite Announces Record Second Quarter 2012 Financial Results

Revenue of $20.2 million; increases 41%

BOSTON, MA – August 1, 2012 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of online backup solutions for consumers and small and medium sized businesses, today announced financial results for the quarter ended June 30, 2012.

“We reported another record quarter with revenue increasing 41% year-over-year. At the same time, we made significant progress and exceeded our expectations with respect to reducing our non-GAAP net loss per common share,” said David Friend, founder and chief executive officer of Carbonite. “We believe that we have the opportunity to improve the productivity of our customer acquisition initiatives and increase website conversion in order to drive top line growth moving forward. We remain optimistic about our new reseller channel distribution programs, our expanded mobile offerings, and our larger market opportunity resulting from the growing adoption of our small business offerings. In addition, our new customer support center in Maine continues to drive down costs, and the high marks in customer satisfaction are enabling us to keep retention at record levels.”

Financial and Operating Metrics for the Second Quarter Ended June 30, 2012

•	Bookings for the second quarter of 2012 were $22.1 million, an increase of 21% from $18.3 million in the second quarter of 2011.

•	Revenue for the second quarter of 2012 was $20.2 million, an increase of 41% from $14.4 million in the second quarter of 2011.

•	Gross margin for the second quarter of 2012 was 65.5%, compared to 60.8% in the second quarter of 2011.

•	Net loss for the second quarter of 2012 was ($4.2) million, compared to ($4.7) million in the second quarter of 2011.

•

Net loss attributable to common stockholders for the second quarter of 2012 was ($0.17) per share (basic and diluted), compared to a net loss of ($0.93) per share (basic and diluted) in the second quarter of 2011.

•

Non-GAAP net loss for the second quarter of 2012, which excludes amortization expense on intangible assets, stock-based compensation expense, and patent litigation expense was ($2.9) million, compared to ($4.1) million in the second quarter of 2011.

•	Non-GAAP net loss per common share for the second quarter of 2012 was ($0.11), compared to a non-GAAP net loss per common share of ($0.17) in the second quarter of 2011.

•	Cash flow from operations for the second quarter of 2012 was $1.4 million, compared to $(0.3) million in the second quarter of 2011.

•	Non-GAAP free cash flow for the second quarter of 2012 was ($2.1) million, compared to ($3.0) million in the second quarter of 2011.

•	Cash, cash equivalents, and marketable securities were $65.7 million as of June 30, 2012, compared to $68.1 million as of March 31, 2012 and $16.2 million as of June 30, 2011.

•	Quarterly retention rate was in the 96% to 97% range, consistent with prior quarters since 2009.

An explanation of non-GAAP measures is provided under the “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Recent Business Highlights:

•	Unveiled our new reseller program designed to help our online backup resellers grow their businesses by providing even more value to their clients with data protection and disaster recovery services.

•	Announced that Vice President of Operations, Kai Gray, has been honored by the Boston Business Journal and Mass High Tech as one of the top CIOs in the region in its annual “CIO of the Year” awards.

Business Outlook

Based on information available as of August 1, 2012, Carbonite is issuing guidance for the third quarter and full year 2012 as follows:

Third Quarter 2012: The Company expects total revenue for the third quarter to be in the range of $21.2 million to $21.5 million and non-GAAP net loss per common share to be in the range of ($0.17) to ($0.18). Carbonite’s expectations of non-GAAP net loss per common share for the third quarter exclude stock-based compensation expense, patent litigation expense, and amortization expense on intangible assets and assume a tax rate of 0% and weighted average shares outstanding of approximately 25.6 million.

Full Year 2012: The Company expects 2012 total revenue to be in the range of $83.0 million to $83.9 million and non-GAAP net loss per common share to be in the range of ($0.65) to ($0.69). Carbonite’s expectations of non-GAAP net loss per common share for the full year excludes stock-based compensation expense, patent litigation expense, a lease exit charge, and amortization expense on intangible assets and assumes a tax rate of 0% and weighted average shares outstanding of approximately 25.6 million.

Conference Call and Webcast Information

Carbonite will host a conference call on August 1, 2012, at 5:00 p.m. Eastern Time (ET) to discuss the Company’s second quarter financial results and its business outlook. To access this call, dial 888-539-3686 (domestic) or +1-719-325-2353 (international). A replay of this conference call will be available until August 8, 2012 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code is 7314853. A live web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.carbonite.com under “Events and Presentations” and a replay will be archived on the website as well.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP net loss and non-GAAP net loss per common share, and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP net loss and non-GAAP net loss per common share exclude amortization expenses on intangible assets, stock-based compensation expenses, a lease exit charge associated with our data center relocation, and patent litigation expenses from net loss and give effect to the conversion of preferred stock and issuance of common stock in connection with the Company’s initial public offering as if both had happened at the beginning of the period. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite, Inc. (NASDAQ: CARB), is a leading provider of online backup solutions for consumers and small and medium sized businesses. Subscribers in more than 100 countries rely on Carbonite to provide easy-to-use, affordable and secure online backup solutions with anytime, anywhere data access. Carbonite’s online backup solution runs on both the Windows and Mac platforms. The company has backed up nearly 200 billion files, restored more than 7 billion files and currently backs up more than 300 million files each day. For more information, please visit www.carbonite.com, twitter.com/carbonite, twitter.com/carbonitebiz, or facebook.com/CarboniteOnlineBackup

Carbonite, Inc.

Consolidated Condensed Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$20,247	$14,399	$38,794	$27,242
Cost of revenue	6,994	5,646	13,779	10,311

Gross profit	13,253	8,753	25,015	16,931

Operating expenses:
Research and development	5,029	4,259	9,869	7,710
General and administrative	2,377	1,558	4,613	2,878
Sales and marketing	10,070	7,598	22,685	16,358
Lease exit charge	—	—	1,174	—

Total operating expenses	17,476	13,415	38,341	26,946

Loss from operations	(4,223)	(4,662)	(13,326)	(10,015)

Interest and other income, net	2	10	(1)	26

Loss before income taxes	(4,221)	(4,652)	(13,327)	(9,989)

Provision for income taxes	(10)	—	(20)	—

Net Loss	$(4,231)	$(4,652)	$(13,347)	$(9,989)

Accretion of redeemable convertible preferred stock	—	(52)	—	(105)

Net loss attributable to common stockholders	$(4,231)	$(4,704)	$(13,347)	$(10,094)

Net loss per share attributable to common stockholders: basic and diluted	$(0.17)	$(0.93)	$(0.53)	$(2.02)

Weighted average shares outstanding used in computing per share amounts: basic and diluted	25,448,791	5,084,820	25,337,653	5,009,565

Carbonite, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	June 30, 2012	December 31, 2011

Assets
Current assets
Cash and cash equivalents	$56,981	$59,842
Marketable securities	8,744	12,684
Accounts receivable, net	998	944
Prepaid expenses and other current assets	1,716	1,730

Total current assets	68,439	75,200

Property and equipment, net	25,108	21,648
Other assets	180	189
Restricted cash	500	—
Acquired intangible assets, net	922	1,055
Goodwill	1,514	1,514

Total assets	$96,663	$99,606

Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities
Accounts payable	$5,463	$6,858
Accrued expenses	6,119	4,999
Current portion of deferred revenue	52,296	44,505

Total current liabilities	63,878	56,362

Deferred revenue, net of current portion	15,231	15,191
Other long-term liabilities	598	451
Stockholders’ equity
Common stock	256	251
Additional paid-in capital	130,495	127,807
Accumulated deficit	(113,784)	(100,437)
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income	11	3

Total stockholders’ equity	16,956	27,602

Total liabilities and stockholders’ equity	$96,663	$99,606

Carbonite, Inc.

Consolidated Condensed Statement of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2012	2011

Operating activities
Net loss	$(13,347)	$(9,989)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,090	3,538
Amortization of premium on marketable securities	120	—
Stock-based compensation expense	1,959	552
Provision for bad debt	42	2
Non-cash lease exit charge	1,017	—
Warrant re-measurement	—	19
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(96)	(106)
Prepaid expenses and other current assets	47	(757)
Other assets	9	(1,412)
Accounts payable	(1,395)	(2,575)
Accrued expenses	241	1,478
Other long-term liabilities	26	67
Deferred revenue	7,831	10,004

Net cash provided by operating activities	1,544	821

Investing activities
Purchases of property and equipment	(8,417)	(7,190)
Proceeds from maturities of marketable securities	5,000	10,000
Purchases of marketable securities	(1,210)	—
Net increase in restricted cash	(500)	—
Payment for acquisition, net of cash acquired	—	(1,949)

Net cash provided by (used in) investing activities	(5,127)	861

Financing activities
Proceeds from exercise of stock options	717	725
Repurchase of common stock	—	(22)

Net cash provided by financing activities	717	703

Effect of currency exchange rate changes on cash	5	3
Net increase (decrease) in cash and cash equivalents	(2,861)	2,388
Cash and cash equivalents, beginning of period	59,842	13,855

Cash and cash equivalents, end of period	$56,981	$16,243

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$20,247	$14,399	$38,794	$27,242

Add :
Deferred revenue ending balance	67,527	49,312	67,527	49,312
Less :
Beginning total deferred revenue from acquisitions	—	586	—	586
Deferred revenue beginning balance	65,643	44,875	59,696	38,722

Change in deferred revenue balance	1,884	3,851	7,831	10,004

Bookings	$22,131	$18,250	$46,625	$37,246

Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net loss	$(4,231)	$(4,652)	$(13,347)	$(9,989)

Add:
Amortization of intangibles	66	20	133	20
Stock-based compensation expense	1,003	328	1,959	552
Patent litigation expense	311	161	518	312
Lease exit charge	—	—	1,174	—

Non-GAAP net loss	(2,851)	(4,143)	(9,563)	(9,105)

Weighted average shares outstanding (basic)	25,448,791	5,084,820	25,337,653	5,009,565
Add :
Additional weighted average shares giving effect to initial public offering and conversion of preferred stock at the beginning of the period	—	19,787,446	—	19,785,358

Weighted average shares outstanding used in computing non-GAAP per share amounts	25,448,791	24,872,266	25,337,653	24,794,923

Non-GAAP net loss per common share	$(0.11)	$(0.17)	$(0.38)	$(0.37)

Calculation of Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net cash provided by (used in) operating activities	$1,399	$(313)	$1,544	$821

Add
Cash portion of lease exit charge	—	—	157	—
Subtract:
Purchase of property and equipment	3,491	2,731	8,417	7,190

Free cash flow	$(2,092)	$(3,044)	$(6,716)	$(6,369)

Investor Relations Contact:

Cassandra Hudson

Carbonite

617-587-1144

censlin@carbonite.com

Staci Mortenson

ICR

617-587-1102

investor.relations@carbonite.com

Media Contact:

Erin Delaney

Carbonite

617-421-5637

media@carbonite.com